                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  May 21, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                                 TELKONET, INC.
                 (formerly known as Comstock Coal Company, Inc.)
             (Exact Name of Registrant as Specified in its Charter)

                               902-A Commerce Road
                            Annapolis, Maryland 21401
                    (Address of principal executive offices)

                                  410/897-5900
                          Registrant's telephone number

        Utah                                             87-0627421
(State of Incorporation)                    (IRS Employer Identification No.)

ITEM 5.     Other Events

The following press release was issued to announce the letter to the shareholders of the company.



                                    SIGNATURE


In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


MAY 21, 2003                                      TELKONET, INC.


                                                  /s/ Stephen Sadle
                                                  -----------------
                                                  Stephen Sadle,
                                                  Chief Operating Officer
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--------------------------------------------------------------------------------
TELKONET'S UPDATE LETTER TO SHAREHOLDERS
FOR IMMEDIATE RELEASE:
Contact: TELKONET, INC.                              INVESTORS STOCK DAILY, INC.
Stephen Sadle, Chief Operating Officer                               Jody Janson
410-897-5900                                               585-454-6950 Ext. 102
ssadle@telkonet.com                                 jody@investorsstockdaily.com
-------------------

ANNAPOLIS, MD-MAY 21, 2003 - TELKONET, INC. (OTCBB: TLKO) a leader in Powerline Communications (PLC) for the commercial market, today published the following letter to their shareholders:

Dear Shareholders,

        This is a very exciting time for our Company, and we are pleased to provide our shareholders with an update of corporate activities.

        Last December we decided to commence product manufacturing and simultaneously go-to-market with the PlugPlusInternet(TM) high-speed Internet solution for hotels. We targeted late April/May for product availability and regulatory approval to coincide with a sales initiative that would result in actual installations in hotels by June.

        We are pleased to report success on both fronts. The product is regulatory compliant and in production in time for June installations and hundreds of hotels have requested contract proposals. We are moving forward to formalize contracts with hotels requesting our PlugPlusInternet(TM) solution.

        Our next target market priority is the Multiple Dwelling Unit (MDU-rental apartments) space. As with the hotel industry, Telkonet has now deployed a trial where 32 apartments in one complex have been supplied high-speed Internet via the Telkonet solution. The trial site is running very well and we are focused on providing a MDU product that is both regulatory compliant and in production within the next few months. Again the plan is to begin marketing to coincide with production.

We are presently exploring opportunities within the Government/ Military sector based upon expressed interest in our PlugPlusInternet(TM) solution and initiatives are underway to identify and deploy a trial installation.

We have received calls from our shareholders asking when Telkonet is planning to demonstrate our product internationally. We strongly believe that our solution will have great benefit for the global counterparts of our domestic market. Our PlugPlusInternet(TM) solution is designed to work on three phase electrical systems as required internationally. We plan to get good traction in each of our targeted markets in North America and then transfer demonstrated success to markets away from home. Patience is a virtue.

Stay tuned for further updates, and thank you for your support.

The Wires Are Waiting!

Warren V. (Pete) Musser                                        Ronald W. Pickett
Chairman                                                               President


Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company's financial results, can be found in the Company's Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission
(SEC).

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